Exhibit 33.g

[Global Realty Outsourcing Logo]

                                                                   March 7, 2008

           Report on Assessment of Compliance with Servicing Criteria

(i) Global Realty Outsourcing, Inc (the Company), is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122 (d) of Regulation AB relating to Schedule # 30, dated May 31, 2005 of the Amended and Restated Services Agreement, dated as of June 27, 2003, as amended by Amendment #1 to the Amended and Restated Services Agreement dated as of February 24, 2005 (the Agreement).

(ii) Company used the following criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria: Item 1122 (d)(4)(i), Item 1122 (d)(4)(ix), Item 1122(d)(4)(x)(A), Item 1122
(d)(4)(x)(C), Item 1122 (d)(4)(xi), Item 1122 (d)(4)(xii) and Item 1122
(d)(4)(xiii), and as further identified in Exhibit A.

(iii) Company has complied with the applicable servicing criteria as of and for the period from January 1, 2007 through December 31, 2007.

(iv) Deloitte & Touche LLP, a registered public accounting firm has issued an attestation report on Company's assessment of compliance with applicable servicing criteria as of December 31, 2007 and for the period from January 1, 2007 through December 31, 2007.


/s/ Colette Prior                       3/7/08
--------------------------------------------------------------------------------
Colette Prior, Senior Vice President, Global Realty Outsourcing, Inc.


/s/ David Jones                         3/7/08
--------------------------------------------------------------------------------
David Jones, Senior Vice President, Global Realty Outsourcing, Inc.



                485 Lexington Ave o 25th Fl o New York, NY 10017
              Phone: 212-209-0700 o Fax: 212-209-0712 o www.gro.com

[Global Realty Outsourcing Logo]

                                    Exhibit A

---------------------------------------------------------------------------------------------------
                                                                         APPLICABLE    INAPPLICABLE
                                                                          SERVICING     SERVICING
                               GENERAL SERVICING CRITERIA               CRITERIA (1)     CRITERIA
---------------------------------------------------------------------------------------------------
                                                                          Performed
                                                                             by
    Reference                           Criteria                           Company
---------------------------------------------------------------------------------------------------
                               Pool Asset Administration
---------------------------------------------------------------------------------------------------
1122(d)(4)(i)      Collateral or security on mortgage loans is              X (2)
                   maintained as required by the transaction
                   agreements or related mortgage loan documents.
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1122(d)(4)(ii)     Mortgage loan and related documents are                                   X
                   safeguarded as required by the transaction
                   agreements
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1122(d)(4)(iii)    Any additions, removals or substitutions to the                           X
                   asset pool are made, reviewed and approved in
                   accordance with any conditions or requirements in
                   the transaction agreements.
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1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs,                        X
                   made in accordance with the related mortgage loan
                   documents are posted to the Servicer's obligor
                   records maintained no more than two business days
                   after receipt, or such other number of days
                   specified in the transaction agreements, and
                   allocated to principal, interest or other items
                   (e.g., escrow) in accordance with the related
                   mortgage loan documents.
---------------------------------------------------------------------------------------------------
1122(d)(4)(v)      The Servicer's records regarding the mortgage                             X
                   loans agree with the Servicer's records with
                   respect to an obligor's unpaid principal balance.
---------------------------------------------------------------------------------------------------
1122(d)(4)(vi)     Changes with respect to the terms or status of an                         X
                   obligor's mortgage loans (e.g., loan modifications
                   or re-agings) are made, reviewed and approved by
                   authorized personnel in accordance with the
                   transaction agreements and related pool asset
                   documents.
---------------------------------------------------------------------------------------------------

                485 Lexington Ave o 25th Fl o New York, NY 10017
              Phone: 212-209-0700 o Fax: 212-209-0712 o www.gro.com

[Global Realty Outsourcing Logo]

---------------------------------------------------------------------------------------------------
                                                                         APPLICABLE    INAPPLICABLE
                                                                          SERVICING     SERVICING
                                   SERVICING CRITERIA                     CRITERIA       CRITERIA
---------------------------------------------------------------------------------------------------
                                                                          Performed
                                                                             by
    Reference                           Criteria                           Company
---------------------------------------------------------------------------------------------------
1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g.,                                X
                   forbearance plans, modifications and deeds in
                   lieu of foreclosure, foreclosures and
                   repossessions, as applicable) are initiated,
                   conducted and concluded in accordance with the
                   timeframes or other requirements established by
                   the transaction agreements.
---------------------------------------------------------------------------------------------------
1122(d)(4)(viii)   Records documenting collection efforts are                                X
                   maintained during the period a mortgage loan is
                   delinquent in accordance with the transaction
                   agreements. Such records are maintained on at
                   least a monthly basis, or such other period
                   specified in the transaction agreements, and
                   describe the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where delinquency
                   is deemed temporary (e.g., illness or
                   unemployment).
---------------------------------------------------------------------------------------------------
1122(d)(4)(ix)     Adjustments to interest rates or rates of                  X
                   return for mortgage loans with variable rates
                   are computed based on the related mortgage loan
                   documents.
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1122(d)(4)(x)(A)   Regarding any funds held in trust for an                 X (3)
                   obligor (such as escrow accounts): (A) such
                   funds are analyzed, in accordance with the
                   obligor's mortgage loan documents, on at least
                   an annual basis, or such other period specified
                   in the transaction agreements;
---------------------------------------------------------------------------------------------------
1122(d)(4)(x)(B)   (b) Interest on such funds is paid, or                                    X
                   credited, to obligors in accordance with
                   applicable mortgage loan documents and state
                   law;
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1122(d)(4)(x)(C)   (c) Such funds are returned to the obligor                 X
                   within 30 calendar days of full repayment of
                   the related mortgage loans, or such other
                   number of days specified in the transaction
                   agreements.
---------------------------------------------------------------------------------------------------
1122(d)(4)(xi)     Payments made on behalf of an obligor (such as           X (3)
                   tax or insurance payments) are made on or
                   before the related penalty or expiration dates,
                   as indicated on the appropriate bills or
                   notices for such payments, provided that such
                   support has been received by the servicer at
                   least 30 calendar days prior to these dates, or
                   such other number of days specified in the
                   transaction agreements.
---------------------------------------------------------------------------------------------------
1122(d)(4)(xii)    Any late payment penalties in connection with            X (3)
                   any payment to be made on behalf of an obligor
                   are paid from the Servicer's funds and not
                   charged to the obligor, unless the late payment
                   was due to the obligor's error or omission.
---------------------------------------------------------------------------------------------------

                485 Lexington Ave o 25th Fl o New York, NY 10017
              Phone: 212-209-0700 o Fax: 212-209-0712 o www.gro.com

[Global Reality Outsourcing Logo]

---------------------------------------------------------------------------------------------------
                                                                         APPLICABLE   INAPPLICABLE
                                                                          SERVICING    SERVICING
                                   SERVICING CRITERIA                     CRITERIA      CRITERIA
---------------------------------------------------------------------------------------------------
                                                                          Performed
                                                                             by
    Reference                           Criteria                          Company
---------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are           X (4)
                   posted within two business days to the obligor's
                   records maintained by the Servicer, or such other
                   number of days specified in the transaction
                   agreements.
---------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible                             X
                   accounts are recognized and recorded in accordance
                   with the transaction agreements.
---------------------------------------------------------------------------------------------------
1122(d)(4)(xv)     Any external enhancement or other support,                               X
                   identified in Item 1114(a)(1) through (3) or Item
                   1115 of Regulation AB, is maintained as set forth
                   in the transaction agreements.
---------------------------------------------------------------------------------------------------

FOOTNOTES:

Footnote 1 - Pursuant to the Agreement, the Company is responsible for the performance of applicable criteria related to the following Regulation AB criteria: Item 1122 (d)(4)(i), Item 1122 (d)(4)(ix), Item 1122 (d)(4)(x)(A),
Item 1122 (d)(4)(x)(C), Item 1122 (d)(4)(xi), Item 1122 (d)(4)(xii) and Item
1122(d)(4)(xiii).

Footnote 2 - The Company's responsibility relating to criteria 1122(d)(4)(i) is limited to UCC collateral tracking and oversight, and the analysis of Letter of Credit renewals, releases and reductions. Company does not have approval authority on the Letter of Credit renewals, releases and reductions.

Footnote 3 - The Company's responsibility relating to criteria 1122(d)(4)(x)(A), 1122(d)(4)(xi) and 1122(d)(4)(xii) is limited to tax and insurance escrow funds.

Footnote 4 - The Company's responsibility relating to criteria 1122(d)(4)(xiii) is limited to disbursements made on behalf of an obligor for tax payments.

                485 Lexington Ave o 25th Fl o New York, NY 10017
              Phone: 212-209-0700 o Fax: 212-209-0712 o www.gro.com